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                                            File No. 333-51353
                                            Filed under Rule 424(b)(3)

  GOLDEN AMERICAN LIFE INSURANCE COMPANY


                        PROSPECTUS SUPPLEMENT
                            JUNE 30, 1999

                               to the
                 Prospectuses dated May 1, 1999 for
 the Deferred Combination Variable and Fixed Annuity Contracts (the
      "GoldenSelect Access/R/ Prospectus," "GoldenSelect DVA/R/ Prospectus," "GoldenSelect DVA Plus/R/ Prospectus," "GoldenSelect DVA
    Series 100/R/ Prospectus," "GoldenSelect ES II/R/ Prospectus"
             "GoldenSelect Premium Plus/R/ Prospectus,"
               and "GoldenSelect Value/R/ Prospectus"),
                                 and
Flexible Premium Variable Life Insurance Policies (the "GoldenSelect
                          Genesis I/R/ and
             GoldenSelect Genesis Flex /R/ Prospectus")
           issued by Golden American Life Insurance Company

     Effective July 1, 1999 the name of the Growth & Income Portfolio will become the Capital Growth Portfolio.


This supplement should be retained with your GoldenSelect
Prospectus.

G3760 Supp1                                         6/99


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